UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): May 30, 2017

Integral Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-28353	98-0163519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2605 Eastside Park Road Suite 1, Evansville, Indiana	47715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 550-1770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.01 Entry into a Material Definitive Agreement.

ITEM 3.02 Unregistered Sales of Equity Securities.

Securities Purchase Agreements

On May 18, 2017, Integral Technologies, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with L2 Capital LLC (“L2”) and SBI Investments LLC, 2014-1 (“SBI”). Pursuant to the Purchase Agreements, the Company agreed to sell original issue discount convertible notes in the aggregate principal amount of up to $604,227 (the “Notes”) for an aggregate purchase price of up to $515,000 (the “Consideration”) and warrants to purchase up to an aggregate of 4,255,118 shares (the “Warrants”). At the closing of the Purchase Agreements on May 25, 2017, the investors paid the company an aggregate of $176,400 such that the outstanding principal of the Notes was $238,454.54.

The Notes

Each holder may pay, in its sole discretion, such additional amounts of the Consideration and at such dates as the holder may choose in its sole discretion. The maturity date for each tranche funded shall be six months from the effective date of each payment. The Notes bear interest at a rate of 8% per year and a default interest rate of 24% per year. The Notes contain a 9.99% beneficial ownership limitation and may be converted by the holder at any time following an event of default. The conversion price of the Notes is equal to the product of (i) 0.675 multiplied by (ii) the average of the two lowest trading prices for the Company’s common stock during the 20 trading day period ending on the last complete trading day prior to the date of conversion. In the event that the Company enters into a 3(a)(9) or 3(a)(10) transaction, in which any third party has the right to convert monies owed to that third party or receive shares pursuant to a settlement agreement or otherwise at a discount to market greater than the conversion price in effect at that time, then the conversion price shall be automatically adjusted to such greater discount.

So long as a Note is outstanding, if any security of the Company contains any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holders in the Notes, then, at the holder’s option, such term shall become a part of the transaction documents with the holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion look back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

Events of default include cross defaults on other debt, appointment of a new auditor, restatement of financial statements, failure to repay the Note in full upon a financing of $1,000,000 or more and other customary events of default. As described in the Notes, upon certain events of default, the company shall be required to immediately pay the holder the product of (i) two multiplied by (ii) an amount equal to 140% (plus an additional 5% per each additional event of default that occurs) multiplied by the then outstanding entire balance of the Note (including principal and accrued and unpaid interest) plus default interest, if any, plus any certain other amounts owed to the holder.

The Notes may be prepaid at any time during the 90 days following May 25, 2017 at a rate of 120% of the amounts outstanding and prepaid at any time after the 90 day period at a rate of 140% of the amounts outstanding. The Company shall be required to pay certain penalties upon entry into Section 3(a)(10) transactions and Section 3(a)(9) transactions, reverse splits and failures to provide holder with piggyback registration rights except with respect to the Company’s next underwritten public offering. The Company granted the holders a right of first refusal on all future financings and agreed to use up to 50% of the proceeds received in a new financing to repay amounts owed under the Notes.

The Warrants

The Warrants may be exercised immediately and have a term of seven years. The exercise price of the Warrants is $0.055, subject to adjustment as provided therein. The Company may redeem a Warrant at any time during the 12 month period immediately following the Issue Date, by making payment to the holder of an amount in cash equal to the greater of (i) 140% multiplied by 110% of the closing bid price of the common stock on the Issuance Date and (ii) 140% multiplied by the volume weighted average price of the common stock during the 20 trading days immediately preceding the date of holder’s receipt of the redemption notice. If the highest traded price of the common stock during the 30 trading days prior to the date of an exercise of notice is greater than the exercise price, then the holder may elect to exercise the Warrant pursuant to a cashless exercise. The Warrants have a 9.99% beneficial ownership limitation and the exercise price shall be adjusted in the event of future issuances of Company securities at a price per share below $0.055.

Equity Purchase Agreement and Commitment Notes

On May 19, 2017, the Company entered into an equity purchase agreement with the holders of the Notes (the “Investment Agreement”).  Pursuant to the Investment Agreement, the Company agreed to issue and sell to the investors an indeterminate number of shares of the Company’s common stock in exchange for their commitment to invest up to an aggregate of $5,000,000, based upon an exemption from registration provided under Section 4(a)(2) of the 1933 Securities Act, and Section 506 of Regulation D promulgated thereunder. Concurrently, the Company and the investors entered into a registration rights agreement (the “Registration Rights Agreement”), as inducement to the investors to execute and deliver the Investment Agreement, whereby the Company agreed to use its best efforts to file, within 75 days of the date of the Registration Rights Agreement, with the Securities and Exchange Commission, a registration statement or registration statements (as is necessary) on Form S-1, covering the resale of shares of common stock issuable to the investors under the Investment Agreement.

In connection with entry into the Investment Agreement, the Company on May 25, 2017 issued to the investors convertible promissory notes in the total aggregate amount of $210,000.00 (in the amount of $105,000.00 to L2 and $105,000.00 to SBI).  The Commitment Notes have the same terms as the Notes described above.

The Notes, Warrants and Commitment Notes were issued and sold to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws. The foregoing description of the terms and conditions of the Purchase Agreement, the Notes, the Warrants, the Investment Agreement, the Registration Rights Agreement and the Commitment Notes is only a summary and is qualified in its entirety by the full text of the Form of Purchase Agreement, the Form of Note, the Form of Warrant, the Investment Agreement, the Registration Rights Agreement and the Form of Commitment Note, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report and incorporated herein by reference.

Trading Agreement

Exhibit 10.7 filed herewith contains a trading agreement entered into between SBI and L2 Capital. In accordance with the terms of the trading agreement, all shares purchased from the Company pursuant to the aforementioned parties agreements with the Company will be held by a designated brokerage firm and the proceeds of sale will be paid 50% to L2 Capital and 50% to SBI.

ITEM 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	Form of Purchase Agreement
10.2	Form of Note
10.3	Form of Warrant

10.4	Registration Rights Agreement
10.5	Form of Commitment Note
10.6	Trading Agreemnet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL TECHNOLOGIES, INC.

Dated: May 31, 2017	By:	/s/ Doug Bathauer
	Name:	Doug Bathauer
	Title:	Chief Executive Officer